UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2022

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
(408) 503-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Judy Lin to the Board of Directors

On April 1, 2022, the Board of Directors (the “Board”) of the Company fixed the number of directors at eight (8) pursuant to provisions in the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company.

On the same date, Ms. Judy Lin was appointed as a Class II director by the Board to fill the vacancy on the Board resulting from the increase in the authorized number of directors to eight (8), with her term expiring at the Company’s annual meeting of stockholders following fiscal year 2023. She was also appointed to serve as a member of the Company’s Nominating and Corporate Governance Committee.

Ms. Lin is a retired executive who has 30 years of experience in the disk drive industry. She currently serves as an Independent Board Director of MORESCO Corporation, a leading manufacturer of specialty chemicals based in Japan, since June 2014. Ms. Lin served as Vice President of Western Digital Media Operations, a leader in data infrastructure, from September 2007 until her retirement in September 2012. Prior to Western Digital, Ms. Lin served as Vice President at Komag Inc., a leading supplier of thin-film disks to the hard disk drive industry, and held various management positions from April 1994 until Western Digital acquired Komag in September 2007. Before joining Komag, Ms. Lin was with IBM Almaden Research Center Storage Systems Division for 11 years as a Senior Scientist from January 1983 to April 1994. Ms. Lin holds a MSc degree in Materials Science and Mineral Engineering from University of California, Berkeley where she was also a PhD candidate, and a BS in Chemical Engineering from National Cheng Kung University in Taiwan. Our Governance Committee concluded that Ms. Lin should serve on the Board based on her substantial leadership and management experience and, considering she is well versed in technology innovation, product development, engineering and global operations, she will add valuable perspective to the Board.

Ms. Lin is entitled to receive the Company’s standard indemnity agreement and non-employee director compensation. The Company reimburses non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings. The Company’s non-employee directors receive an annual retainer of $60,000, payable quarterly in cash. In addition, each director serving in a non-chairperson capacity on the Company’s Audit, Compensation or Nominating and Corporate Governance Committees receives an additional annual retainer of $15,000, $10,000 and $7,500 per committee, respectively, payable quarterly in cash. Non-employee directors are entitled to $2,000 per meeting for each meeting attended in excess of (1) the regular meetings of the Board and (2) up to 10 additional meetings beyond such regular meetings, provided that notice of the meeting was properly given, a quorum was present and minutes of the meeting were prepared. Each non-employee director is entitled to receive an annual grant of RSUs equal in value to $220,000. Initial RSU grants upon election as a director are prorated.

Item 8.01	Other Events
On April 5, 2022, the Company issued a press release announcing matters related to the matters discussed herein, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated April 5, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: April 5, 2022	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board